EXHIBIT 10.1
                                                                    ------------

                            PATENT PURCHASE AGREEMENT

     This PATENT PURCHASE AGREEMENT (this "AGREEMENT") is entered into on December 12th , 2005 (the "EFFECTIVE DATE") by and between Stavros Investments LLC, a Nevada limited liability company, with a registered agent address at 2215-B Renaissance Drive, Suite 5, Las Vegas, NV 89119 ("PURCHASER"), Expand Beyond Corporation a Delaware corporation, with an office at 750 N. Orleans Street, Suite 601, Chicago, IL 60610 ("SELLER 1") and Semotus Solutions, Inc., a Nevada corporation, with an office at 718 University Ave, Suite 202, Los Gatos, California ("SELLER 2") (Seller 1 and Seller 2, individually and collectively, "SELLER"). The parties hereby agree as follows:


1.   BACKGROUND

1.1 Seller owns certain United States Letters Patents and/or applications for United States Letters Patents and/or related foreign patents and applications.

1.2 Seller wishes to sell to Purchaser all right, title and interest in such patents and applications and the causes of action to sue for infringement thereof and other enforcement rights.

1.3 Purchaser wishes to purchase from Seller all right, title and interest in the Assigned Patent Rights (defined below), free and clear of any restrictions, liens, claims, and encumbrances.

2.   DEFINITIONS

"ASSIGNED PATENT RIGHTS" means Patents and the additional rights set forth in paragraph 4.2.

"ASSIGNMENT AGREEMENTS" means the agreements assigning ownership of the Patents from the inventors and/or prior owners to Seller.

"DOCKET" means Seller's, or its agents', list or other means of tracking information relating to the prosecution or maintenance of the Patents throughout the world, including information relating to deadlines, payments, and filings, which is current as of the Effective Date.

"EXECUTED ASSIGNMENT" means an executed original of the Assignment of Patent Rights in EXHIBITS B-1 AND B-2.

"LIST OF PROSECUTION COUNSEL" means the names and addresses of prosecution counsel who prosecuted the Patents and who are currently handling the Patents.

"PATENTS" means (i) each of the provisional patent applications, patent applications and patents listed on EXHIBITS A AND B1 AND B2 (as such lists may be updated based on Purchaser's review of the Deliverables) hereto, (ii) all patents or patent applications to which any of the foregoing claim priority, and
(iii) all reissues, reexaminations, extensions, continuations, continuations in part, continuing prosecution applications, and divisions of such patents and applications; and (iv) foreign counterparts to any of the foregoing, including certificates of invention, utility models, industrial design protection, design patent protection, and other governmental grants, and (v) any of the foregoing in (ii)-(iv) whether or not expressly listed in EXHIBIT A and whether or not abandoned, rejected, or the like.

"UNLIMITED WARRANTIES" means, collectively, the representations and warranties of Seller set forth in paragraphs 6.1, 6.2, 6.3, and 6.4 hereof.



3.   TRANSMITTAL, REVIEW, CLOSING CONDITIONS AND PAYMENT

3.1 Transmittal. Within twenty (20) calendar days following the Effective Date, Seller shall send to Purchaser the Assignment Agreements (certified copies are acceptable if originals cannot be located), the List of Prosecution Counsel, the Docket, and all files and original documents (including, Letters Patents, assignments, and other documents necessary to establish that the Seller's representations and warranties of Section 6 are true and correct) relating to the Patents, including all prosecution files for pending patent applications included in the Patents, and all files relating to the issued Patents ("INITIAL DELIVERABLES"). Seller acknowledges that Purchaser may request additional documents based on Purchaser's review of the Initial Deliverables (such additional documents and the Initial Deliverables, collectively, the "DELIVERABLES"), and that as a result of Purchaser's review, the amount of payment and the assets listed in EXHIBITS A, B1 AND B2 may be revised only by agreement of all parties signatory to the entire patent purchase agreement.

3.2 Closing. The closing of the sale of the Assigned Patent Rights hereunder will occur when all conditions set forth in paragraph 3.3 have been satisfied or waived (the "CLOSING"). Purchaser and Seller shall use reasonable efforts to carry out the Closing within thirty (30) calendar days following receipt of the last received Deliverables.

3.3 Closing Conditions. The following are conditions precedent to Purchaser's obligation to make the payment in paragraph 3.4.

     (a) Transmittal of Documents. Seller shall have delivered to Purchaser all the Deliverables.

     (b) Compliance With Agreement. Seller shall have performed and complied in all respects with all of the obligations under this Agreement that are to be performed or complied with by it on or prior to the Closing.

     (c) Representations and Warranties True. Purchaser shall be reasonably satisfied that, as of the Closing, the representations and warranties of Seller contained in Section 6 hereof are true and correct.

3.4 Payment. At Closing, Purchaser shall pay to Seller the amount of One Hundred Seventy Five Thousand dollars ($175,000.00). Purchaser may record the Executed Assignment with the United States Patent and Trademark Office only upon Closing.

3.5 Termination and Survival. In the event all conditions to Closing set forth in Section 3.3 are not met within ninety (90) days following the Effective Date, Purchaser shall have the right to terminate this agreement by written notice to Seller. Upon termination, Purchaser will return all documents delivered to Purchaser under this Section 3 to Seller. The provisions of paragraphs 8.4, 8.5, and
     8.7 will survive any termination.

4.   TRANSFER OF PATENTS AND ADDITIONAL RIGHTS

4.1 Assignment of Patents. Upon the Closing, Seller hereby sells, assigns, transfers and conveys to Purchaser all right, title and interest in and to the Patents and the Patent Rights (as defined in EXHIBITS B-1 AND B-2). Seller understands and acknowledges that if any of the Patents are assigned to Seller's affiliates or subsidiaries, prior to Closing, Seller may be required to perform certain actions to establish that Seller is the assignee and to record such assignments.

4.2 Assignment of Additional Rights. Upon the Closing, Seller hereby also sells, assigns, transfers and conveys to Purchaser all right, title and interest in and to

     (a)  inventions and discoveries described in any of the Patents;

     (b) rights to apply in any or all countries of the world for patents, certificates of invention, utility models, industrial design protections, design patent protections, or other governmental grants of any type related to any of the Patents and the inventions and discoveries therein;

     (c) causes of action (whether currently pending, filed, or otherwise) and other enforcement rights, including, without limitation, all rights under the Patents and/or under or on account of any of the Patents and the foregoing category (b) to (i) damages, (ii) injunctive relief, and
          (iii) any other remedies of any kind for past, current and future infringement; and

     (d) rights to collect royalties or other payments under or on account of any of the Patents or any of the foregoing.

4.3 Grantback: Non-exclusive License. Purchaser hereby grants to Seller, a royalty-free, irrevocable, non-exclusive, non-transferable (except as provided in Section 4.4), non-assignable, non-sublicensable, worldwide right and license under the Patents to internally practice the methods and processes covered by the Patents, and to make, have made, use, distribute, lease, sell, offer for sale, import, export, develop and otherwise transfer or dispose of and otherwise exploit any products covered by the Patents ("COVERED PRODUCTS"). This license shall apply to the reproduction and subsequent distribution of Covered Products by authorized agents of Seller, such as a distributor, replicator, VAR or OEM.

4.4 Limited Transfer of Grantback. The license described in Section 4.3 may be transferred one time to a purchaser of all, or substantially all, of Seller's operating assets (other than cash), or to a party that by merger or otherwise acquires all, or substantially all, of Seller's outstanding capital stock. In the event of that transaction, this license shall automatically become limited to the products, processes and services of the Seller that are commercially released as of the date of the acquisition and for new versions that have merely incremental differences from such products, processes and services. In no event, however, shall the thus transferred license include any products, processes or services of the purchaser or other party(ies) to the acquisition that were not previously included as of the date of acquisition. The license described in Section 4.3 is automatically revoked for any subsequent purchaser of all, or substantially all, of the original purchaser's operating assets (other than cash), or to a party that by merger or otherwise acquires all, or substantially all, of original purchaser's or party's outstanding capital stock. Seller will provide Purchaser written notice within thirty (30) days of the license being transferred under this Section 4.4, and specifically detail the products, processes and services of Seller and the purchaser/party that are commercially released as of the date of the acquisition.

5.   ADDITIONAL OBLIGATIONS

5.1 Further Cooperation. At the reasonable request of Purchaser, Seller shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby, including execution, acknowledgment and recordation of other such papers, and using commercially reasonable efforts to obtain the same from the respective inventors, as necessary or desirable for fully perfecting and conveying unto Purchaser the benefit of the transactions contemplated hereby. In addition, Seller will continue to prosecute the Patents at its expense until the Closing.

5.2 Payment of Fees. Seller shall pay any maintenance fees, annuities, and the like due on the Patents until the Closing.

6.   REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Purchaser as follows that, as of the Effective Date and as of the Closing:

6.1 Authority. Seller has the full power and authority, and has obtained all third party consents, approvals and/or other authorizations required, to enter into this Agreement and to carry out its obligations hereunder, including, without limitation, the assignment of the Assigned Patent Rights to Purchaser.

6.2 Title and Contest. Seller owns all right, title, and interest to the Assigned Patent Rights, including all right, title, and interest to sue for infringement of the Patents. Seller has obtained and properly recorded previously executed assignments for the Assigned Patent Rights as necessary to fully perfect its rights and title therein in accordance with governing law and regulations in each respective jurisdiction. The Assigned Patent Rights are free and clear of all liens, claims, mortgages, security interests or other encumbrances, and restrictions. There are no actions, suits, investigations, claims or proceedings threatened, pending or in progress relating in any way to the Assigned Patent Rights. There are no existing contracts, agreements, options, commitments, proposals, bids, offers, or rights with, to, or in any person to acquire any of the Assigned Patent Rights.

6.3 Existing Licenses. No licenses under the Patents, or interest or rights in any of the Assigned Patent Rights, have been granted or retained.

6.4 Restrictions on Rights. Purchaser shall not be subject to any covenant not to sue or similar restrictions on its enforcement or enjoyment of the Assigned Patent Rights as a result of any prior transaction related to the Assigned Patent Rights.

6.5 Conduct. Seller or its agents or representatives have not engaged in any conduct, or omitted to perform any necessary act, the result of which would invalidate any of the Patents or hinder their enforcement, including, without limitation, misrepresenting Seller's patent rights to a standard-setting organization.

6.6 Enforcement. Seller has not put a third party on notice of actual or potential infringement of any of the Patents. Seller has not invited any third party to enter into a license under any of the Patents. Seller has not initiated any enforcement action with respect to any of the Patents.

6.7 Patent Office Proceedings. None of the Patents has been or is currently involved in any reexamination, reissue, interference proceeding, or any similar proceeding, and no such proceedings are pending or threatened.

6.8 Fees. All maintenance fees, annuities, and the like due on the Patents have been timely paid.

6.9 Validity and Enforceability. The Patents have never been found invalid or unenforceable for any reason in any administrative, arbitration, judicial or other proceeding, and Seller does not know of and has not received any notice or information of any kind from any source suggesting that the Patents may be invalid or unenforceable.

7.   REPRESENTATIONS AND WARRANTIES OF PURCHASER.

Purchaser hereby represents and warrants to Seller as follows that, as of the Effective Date and as of the Closing:

7.1 Purchaser is a limited liability company duly formed, validly existing and in good standing under the laws of the state of Nevada.

7.2 Purchaser has all requisite power and authority to (i) enter into, execute and deliver this Agreement and (ii) perform fully its obligations hereunder.

8.   MISCELLANEOUS

8.1 Limitation of Liability. EXCEPT IN THE EVENT OF FRAUD OR BREACH OF ANY UNLIMITED WARRANTY BY SELLER, SELLER'S TOTAL LIABILITY UNDER THIS AGREEMENT SHALL NOT EXCEED THE PURCHASE PRICE SET FORTH IN PARAGRAPH 3.4 OF THIS AGREEMENT. PURCHASER'S TOTAL LIABILITY UNDER THIS AGREEMENT SHALL NOT EXCEED THE PURCHASE PRICE SET FORTH IN PARAGRAPH 3.4 OF THIS AGREEMENT. THE PARTIES ACKNOWLEDGE THAT THESE LIMITATIONS ON

     POTENTIAL LIABILITIES WERE AN ESSENTIAL ELEMENT IN SETTING CONSIDERATION UNDER THIS AGREEMENT.

8.2 Limitation on Consequential Damages. NEITHER PARTY SHALL HAVE ANY OBLIGATION OR LIABILITY (WHETHER IN CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, AND NOTWITHSTANDING ANY FAULT, NEGLIGENCE (WHETHER ACTIVE, PASSIVE OR IMPUTED), REPRESENTATION, STRICT LIABILITY OR PRODUCT LIABILITY), FOR COVER OR FOR ANY INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSS OF REVENUE, PROFIT, SAVINGS OR BUSINESS ARISING FROM OR OTHERWISE RELATED TO THIS AGREEMENT, EVEN IF A PARTY OR ITS EMPLOYEES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8.3 Compliance With Laws. Notwithstanding anything contained in this Agreement to the contrary, the obligations of the parties shall be subject to all laws, present and future, of any government having jurisdiction over the parties and this transaction, and to orders, regulations, directions or requests of any such government.

8.4 Confidentiality of Terms. The parties hereto shall keep the terms and existence of this Agreement and the identities of the parties hereto confidential and shall not now or hereafter divulge any of this information to any third party except (a) with the prior written consent of the other party; (b) as otherwise may be required by law or legal process, including in confidence to legal and financial advisors in their capacity of advising a party in such matters; (c) during the course of litigation, so long as the disclosure of such terms and conditions is restricted in the same manner as is the confidential information of other litigating parties; (d) in confidence to its legal counsel, accountants, banks and financing sources and their advisors solely in connection with complying with financial transactions; (e) by Purchaser, in order to perfect Purchaser's interest in the Assigned Patent Rights with any governmental patent office (including, without limitation, recording the Executed Assignment in any governmental patent office); or (f) to enforce Purchaser's right, title and interest in and to the Assigned Patent Rights; provided that, in (b) through (f) above, (i) the disclosing party shall use all legitimate and legal means available to minimize the disclosure to third parties, including, without limitation, seeking a confidential treatment request or protective order whenever appropriate or available; and (ii) the disclosing party shall provide the other party with at least ten (10) days' prior written notice of such disclosure. Without limiting the foregoing, Seller agrees that it will cause its agents involved in this transaction to abide by the terms of this paragraph 7.4, including ensuring that such agents do not disclose or otherwise publicize the existence of this transaction with actual or potential clients in marketing materials, or industry conferences.

8.5 Governing Law; Venue/Jurisdiction. This Agreement shall be interpreted, construed and enforced in all respects in accordance with the laws of the State of New York, without reference to its choice of law principles to the contrary. Seller shall not commence or prosecute any action, suit, proceeding or claim arising under or by reason of this Agreement other than in the state or federal courts located in New York. Seller irrevocably consents to the jurisdiction and venue of the courts identified in the preceding sentence in connection with any action, suit, proceeding or claim arising under or by reason of this Agreement.

8.6 Notices. All notices given hereunder shall be given in writing (in English or with an English translation), shall refer to Purchaser and to this Agreement and shall be: (i) personally delivered, (ii) delivered prepaid by an internationally recognized express courier service, or (iii) sent postage prepaid registered or certified U.S. mail (return receipt requested) to the address set forth below:


     If to Purchaser                        If to Seller
     ---------------                        ------------

     Starvos Investments LLC                On behalf of Semotus Solutions, Inc.
     2215-B Renaissance Drive, Suite 5      and Expand Beyond Corporation
     Las Vegas, NV  89119
     Attn: Managing Director                718 University Ave, Suite 202,
                                            Los Gatos, California

                                            Attn: Tali Durant

     Notices are deemed given on (a) the date of receipt if delivered personally or by express courier (or if delivery refused, the date of refusal), or (b) the fifth (5th) calendar day after the date of posting if sent by US mail. Notice given in any other manner shall be deemed to have been given only if and when received at the address of the person to be notified. Either party may from time to time change its address for notices under this Agreement by giving the other party written notice of such change in accordance with this paragraph.

8.7 Relationship of Parties. The parties are independent contractors and not partners, joint venturers, or agents of the other. Neither party assumes any liability of or has any authority to bind, or control the activities of, the other.

8.8 Joint and Several Liability. Seller 1 and Seller 2 each agree that each will be jointly and severally liable under this Agreement.

8.9 Equitable Relief. Seller agrees that damages alone would be insufficient to compensate Purchaser for a breach of this Agreement, acknowledges that irreparable harm would result from a breach of this Agreement, and consents to the entering of an order for injunctive relief to prevent a breach or further breach, and the entering of an order for specific performance to compel performance of any obligations under this Agreement.

8.10 Severability. If any provision of this Agreement is found to be invalid or unenforceable, then the remainder of this Agreement shall have full force and effect, and the invalid provision shall be modified, or partially enforced, to the maximum extent permitted to effectuate its original objective.

8.11 Waiver. Failure by either party to enforce any term of this Agreement shall not be deemed a waiver of future enforcement of that or any other term in this Agreement or any other agreement that may be in place between the parties.

8.12 Miscellaneous. This Agreement, including its exhibits, constitutes the entire agreement between the parties with respect to the subject matter hereof, and merges and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions. Neither of the parties shall be bound by any conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof other than as expressly provided herein. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. No oral explanation or oral information by either party hereto shall alter the meaning or interpretation of this Agreement. No amendments or modifications shall be effective unless in a writing signed by authorized representatives of both parties. These terms and conditions shall prevail notwithstanding any different, conflicting or additional terms and conditions that may appear on any purchase order, acknowledgment or other writing not expressly incorporated into this Agreement. The following exhibits are attached hereto and incorporated herein: EXHIBIT A (entitled "Patents to be Assigned"); EXHIBIT B-1 (entitled "Assignment of Patent Rights - Expand Beyond Corporation"); and EXHIBIT B-2 (entitled "Assignment of Patent Rights - Semotus Solutions, Inc.").

8.13 Counterparts; Electronic Signature. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together constitute one and the same instrument. Each party shall execute and deliver to the other parties a copy of this Agreement bearing its original signature. Prior to such execution and delivery, in order to expedite the process of entering into this Agreement, the parties acknowledge that Transmitted Copies of this Agreement shall be deemed original documents. "TRANSMITTED COPIES" means copies that are reproduced or transmitted via email of a .pdf file, photocopy, facsimile or other process of complete and accurate reproduction and transmission.



               THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

     In witness whereof, the parties have executed this Patent Purchase Agreement as of the Effective Date.



SELLER:                                     PURCHASER:
------                                      ---------

EXPAND BEYOND CORPORATION                   STAVROS INVESTMENTS LLC


By: /s/ Tali Durant                         By: /s/ Bryan Durper       1/11/06
    ---------------------                       ------------------------------
Name: Tali Durant                           Name: Bryan Durper
Title: Corporate Secretary                  Title: Authorized Person



SELLER:

SEMOTUS SOLUTIONS, INC


By: /s/ Tali Durant
    ---------------------
Name: Tali Durant
Title: General Counsel

                             PATENTS TO BE ASSIGNED
                             ----------------------

-------------------------  ---------  ----------------  --------------------------------------
PATENT OR APPLICATION NO.  COUNTRY    FILING DATE       TITLE AND INVENTOR(S)
-------------------------  ---------  ----------------  --------------------------------------
                                                        [Title of patent and Name(s) of
[Patent numbers]           [Country]  [Filing date(s)]  inventors]
-------------------------  ---------  ----------------  --------------------------------------
6,772,169                  US         09/27/2001        System, method and apparatus for the
                                                        wireless monitoring and management of
                                                        computer systems by inventor Kaplan;
                                                        Ari David (Chicago, IL)
-------------------------  ---------  ----------------  --------------------------------------
PCT/US01/46824             PCT        11/08/2001        System, method and apparatus for the
                                                        wireless monitoring and management of
                                                        computer systems by inventor Kaplan;
                                                        Ari David (Chicago, IL)
-------------------------  ---------  ----------------  --------------------------------------
60/247,523                 US         11/09/2000        System and Apparatus for the Wireless
                                                        Monitoring and Management of
                                                        Databases KAPLAN; ARI DAVID (CHICAGO,
                                                        IL)
-------------------------  ---------  ----------------  --------------------------------------
6,711,678                  US         04/05/2002        Pre-authenticated communication
                                                        within a secure computer network by
                                                        inventor Ferguson; Derek M. (Palos
                                                        Park, IL)
-------------------------  ---------  ----------------  --------------------------------------
PCT/US03/10659             PCT        04/04/2003        Pre-authenticated communication
                                                        within a secure computer network by
                                                        inventor Ferguson; Derek M. (Palos
                                                        Park, IL)
-------------------------  ---------  ----------------  --------------------------------------
10/040,524                 US         11/01/2001        Method and system for secure wireless
                                                        database management by inventor
                                                        Kaplan, Ari D.; (Chicago, IL)
-------------------------  ---------  ----------------  --------------------------------------
PCT/US01/46752             PCT        11/08/2001        Method and system for secure wireless
                                                        database management by inventor
                                                        Kaplan, Ari D.; (Chicago, IL)
-------------------------  ---------  ----------------  --------------------------------------
10/007,912                 US         11/08/2001        Method and system for wireless
                                                        database management by inventor
                                                        Kaplan, Arl D.; (Chicago, IL)
-------------------------  ---------  ----------------  --------------------------------------
PCT/US01/46751             PCT        11/08/2001        An Improved Method and System for
                                                        Wireless Database Management by
                                                        inventor Kaplan, Arl D.; (Chicago, IL)
-------------------------  ---------  ----------------  --------------------------------------
10/753,232                 US         01/07/2004        Pre-authenticated communication
                                                        within a secure computer network by
                                                        inventor Ferguson, Derek M.; (Palos
                                                        Park, IL)
-------------------------  ---------  ----------------  --------------------------------------
5,875,436                  US         08/27/1996        Virtual transcription system by
                                                        inventor Kikinis; Dan (Saratoga, CA)
-------------------------  ---------  ----------------  --------------------------------------
09/881,331                 US         06/13/2001        System and service for receiving,
                                                        customizing, and re-broadcasting
                                                        high-speed financial data to users
                                                        operating wireless network-capable
                                                        devices by inventors BOARD, KAREN
                                                        ELEANOR; (VANCOUVER, CA) ; GOLSHAN,
                                                        FLORA; (SCARSDALE, NY) ; FOTA, CORNEL
                                                        R.; (NORTH VANCOUVER, CA)
-------------------------  ---------  ----------------  --------------------------------------
60/212,448                 US         06/16/2000        Global Market Professional; BOARD,
                                                        KAREN ELEANOR; (VANCOUVER, CA)
-------------------------  ---------  ----------------  --------------------------------------